Exhibit 99.1

CONSENT OF BLACKROCK FINANCIAL MANAGEMENT, INC.

We hereby consent to the references to and descriptions and summaries of our estimated valuation and related analyses and our estimated earnings quality review, which were presented to the Board of Directors of First Niagara Financial Group, Inc. (“First Niagara”) on October 12, 2015 and October 27, 2015, respectively, in the Joint Proxy Statement/Prospectus relating to the proposed merger of First Niagara with and into KeyCorp, which is part of Amendment No. 1 to KeyCorp’s Registration Statement No. 333-208272 on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

BLACKROCK FINANCIAL MANAGEMENT, INC.

By:	/s/ Craig S. Phillips
Name: Craig S. Phillips
Title: Managing Director

January 11, 2016